EXHIBIT 21

SUBSIDIARIES OF THE COMPANY

(as of December 31, 2012)

Name	% Owned	Jurisdiction of Incorporation
BALKAMP, INC.	100.0%	INDIANA
EIS, INC.	100.0%	GEORGIA
EIS DOMINICAN REPUBLIC, LLC	100.0%	GEORGIA
GPC FINANCE COMPANY	100.0%	DELAWARE
GPC PROCUREMENT COMPANY	100.0%	GEORGIA
NATIONAL AUTOMOTIVE PARTS ASSOCIATION	100.0%	MICHIGAN
MOTION INDUSTRIES, INC.	100.0%	DELAWARE
S.P. RICHARDS COMPANY	100.0%	GEORGIA
SPR PROCUREMENT COMPANY	100.0%	GEORGIA
SHUSTER CORPORATION	100.0%	GEORGIA
1ST CHOICE AUTO PARTS, INC.	51.0%	GEORGIA
THE FLOWERS COMPANY	46.5%	NORTH CAROLINA
GENERAL TOOL & SUPPLY	100.0%	OREGON
GENUINE PARTS INVESTMENT COMPANY	100.0%	DELAWARE
GPC MEXICO, S.A. de C.V.	100.0%	PUEBLA, MEXICO
GRUPO AUTO TODO S.A. de C.V.	100.0%	PUEBLA, MEXICO
ELECTRICAL INSULATION SUPPLIERS de MEXICO, S.A. de C.V.	100.0%	GUADALAJARA, JALISCO, MEXICO
EIS HOLDINGS (CANADA) INC.	100.0%	BRITISH COLUMBIA, CANADA
POLIFIBRA CANADA (1987) INC.	100.0%	ONTARIO, CANADA
MOTION INDUSTRIES (CANADA), INC.	100.0%	OTTAWA, ONTARIO
MOTION — MEXICO, S. de R.L. de C.V.	100.0%	GUADALAJARA, MEXICO
S. P. RICHARDS CO. CANADA INC.	100.0%	BRITISH COLUMBIA, CANADA
UAP INC.	100.0%	QUEBEC, CANADA
GARANAT INC.	100.0%	FEDERAL, CANADA
UAPRO INC.	100.0%	FEDERAL, CANADA
UNITED AUTO PARTS (Eastern) LTD.	100.0%	ONTARIO, CANADA
SERVICES FINANCIERS UAP INC.	100.0%	QUEBEC, CANADA
WTC PARTS CANADA	100.0%	FEDERAL, CANADA
PIECES DE CAMION DE LA BEAUCE	90.0%	QUEBEC, CANADA
GPC GLOBAL SOURCING LIMITED	100.0%	HONG KONG, CHINA
GENUINE PARTS SOURCING (SHENZHEN) COMPANY LIMITED	100.0%	SHENZHEN, CHINA
ALTROM CANADA CORP.	100.0%	BRITISH COLUMBIA, CANADA
GENUINE PARTS AUSTRALIA PTY LIMITED	100.0%	VICTORIA, AUSTRALIA
EXEGO GROUP PTY LIMITED	30.0%	VICTORIA, AUSTRALIA
EIS-GPC SERVICIOS de MEXICO, S. de R.L. De C.V.	100.0%	GUADALAJARA, JALISCO, MEXICO
RIEBE’S AUTO PARTS, LLC	20.0%	GEORGIA
AUTOPARTSPROS, LLC	20.0%	GEORGIA
ADAMS AUTO PARTS, LLC	90.0%	DELAWARE
BANGOR MOTOR PARTS	79.0%	PENNSYLVANIA
MOTOR PARTS OF CARROLL COUNTY, INC.	75.8%	MARYLAND
POTOMAC AUTO PARTS, INC.	79.0%	MARYLAND
REISTERSTOWN AUTO PARTS, INC.	79.0%	MARYLAND
WILLIAMSPORT AUTOMOTIVE, INC.	79.0%	PENNSYLVANIA